EXHIBIT 99.1

Adaptive Biotechnologies Strengthens Expertise and Diversity of Board of Directors with Appointments of Leslie Trigg and Katey Owen

SEATTLE, March 17, 2021 – Adaptive Biotechnologies Corporation (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today announced the appointments of Leslie Trigg and Katey Owen, Ph.D. to its Board of Directors effective immediately. The collective commercial and scientific expertise of these industry leaders will strengthen Adaptive’s ability to execute against its open-ended growth story. The company also announced that Eric Dobmeier and David Goel will retire from the Board after long-standing tenures.

“I am excited to welcome Leslie and Katey to our Board during this pivotal period of commercial expansion and scientific innovation. Diversity of thought, perspectives, and experience is essential as we seek to transform clinical care in many diagnostic and therapeutic areas,” said Chad Robins, chief executive officer of Adaptive Biotechnologies. “I’d like to thank Eric and David for the invaluable roles they played to help position Adaptive as a leader in immune medicine, as well as their guidance during the transition from a private to public company.”

Leslie’s expertise will be instrumental in the commercial adoption of Adaptive’s products into the clinical setting. She has served as Chief Executive Officer of Outset Medical since 2014, where she has pioneered disruptive technology transformation in the kidney dialysis space. With rapidly growing revenue across several market segments, Outset completed a successful public offering in 2020. Prior to Outset Medical, Leslie held executive commercial strategy roles at numerous med tech companies that went public or were acquired, including Pro-Duct Health, FoxHollow, AccessClosure, and Lutonix. She received her undergraduate degree from Northwestern University and her MBA from the Haas School of Business, UC Berkeley.

Katey’s expertise in developing late-stage biologics and vaccines at the Gates Foundation and Merck will help guide Adaptive’s expansion into new therapeutic areas. As Director at the Bill & Melinda Gates Foundation, Dr. Owen has end-to-end responsibility for investments in diseases that impact a billion people on the planet. She also facilitates regular interaction between Bill Gates and the CEOs of pharmaceutical organizations to achieve global health goals.  Prior to joining the pharmaceutical industry, she carried out academic research on influenza at the National Institute for Medical Research in Mill Hill, London. She earned her Ph.D. in molecular virology from Purdue University.

About Adaptive Biotechnologies
Adaptive Biotechnologies is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit adaptivebiotech.com and follow us on www.twitter.com/adaptivebiotech.

Forward Looking Statements
This press release contains forward-looking statements that are based on management's beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

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ADAPTIVE MEDIA:
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS:
Karina Calzadilla
201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com